Exhibit 99.1
Torrid Reports First Quarter 2025 Results

•Delivered First Quarter Net Sales within guidance
•First Quarter Net Income of $5.9 million
•Reported First Quarter Adjusted EBITDA(1) in line with the upper end of guidance
•Updates Fiscal 2025 Guidance

CITY OF INDUSTRY, Calif. – June 5, 2025 – Torrid Holdings Inc. (“Torrid” or the “Company”) (NYSE: CURV), a direct-to-consumer apparel, intimates, and accessories brand in North America for women sizes 10 to 30, today announced its financial results for the quarter ended May 3, 2025.

Lisa Harper, Chief Executive Officer, stated, “I’m proud of the strong progress we made this quarter across our strategic initiatives. We delivered first quarter results in line with expectations, with $266 million in net sales and $27.1 million in Adjusted EBITDA(1)—reflecting our continued focus on disciplined execution and profitability.”

“Our sub-brand strategy is delivering positive results, exceeding expectations and helping us reach new and younger customers while driving higher margin sales. With the upcoming launches of Lovesick and Studio Luxe, we’re doubling down on this momentum and expect sub-brands to represent nearly a third of our business by 2026.”

Harper continued, “At the same time, digital continues to be our customer’s preferred channel, now approaching 70% of total demand. We’re accelerating our transformation to a more digitally-led business, which includes optimizing our retail footprint. We now plan to close up to 180 underperforming stores this year—allowing us to reduce fixed costs and reinvest in areas that drive long-term growth, including customer acquisition and omnichannel enhancements. Leveraging the deep connection with our existing customers, of which 95% are engaged in our loyalty program, combined with strategic and targeted acquisition and retention efforts, this digital transformation will position us for efficient and accelerated top and bottom-line growth.”

“We remain in a strong financial position and are executing with clarity and focus. I’m incredibly proud of our team’s commitment to delivering innovative product, deepening customer connections, and building a more agile, resilient business for the future,” concluded Harper.

Financial Highlights for the First Quarter of Fiscal 2025

•Net sales decreased 4.9% to $266.0 million compared to $279.8 million for the first quarter of last year. Comparable sales(2) decreased 3.5% in the first quarter.
•Gross profit margin was 38.1% compared to 41.3% in the first quarter of last year. This decrease was primarily driven by a decline in net sales partially due to strategic promotional activity, and corporate investments.
•Net income of $5.9 million, or $0.06 per share, compared to a net income of $12.2 million, or $0.12 per share, in the first quarter of last year.
•Adjusted EBITDA(1) was $27.1 million, or 10.2% of net sales, compared to $38.2 million, or 13.7% of net sales, in the first quarter of last year.
•In the first quarter, we closed 2 Torrid stores. The total store count at quarter end was 632 stores.

First Quarter Fiscal 2025 Financial and Operating Metrics

	Three Months Ended
	May 3, 2025	May 4, 2024
Number of stores (as of end of period)	632	658
Comparable sales(A)	(4)%	(9)%
Net income (in thousands)	$5,940	$12,172
Adjusted EBITDA(B) (in thousands)	$27,128	$38,227

(A) Comparable sales(2) for the first quarter of fiscal year 2024 compares sales for the 13-week period ended May 4, 2024 with sales for the 13-week period ended May 6, 2023.
(B) Refer to “Non-GAAP Reconciliation” below for a reconciliation of net income to Adjusted EBITDA(1).

Balance Sheet and Cash Flow

Cash and cash equivalents at the end of the first quarter of fiscal 2025 totaled $23.7 million. Total liquidity at the end of the quarter, including available borrowing capacity under our revolving credit agreement, was $141.0 million.

Net cash used in operating activities for the three-month period ended May 3, 2025 was $18.0 million, compared to net cash provided by operating activities of $27.6 million for the three-month period ended May 4, 2024.

Outlook

For the second quarter of fiscal 2025 the Company expects:
•Net sales between $250 million and $265 million.
•Adjusted EBITDA(1) between $18 million and $24 million.

For the full year fiscal 2025 the Company expects:
•Net sales between $1.030 billion and $1.055 billion.
•Adjusted EBITDA(1) between $95 million and $105 million.
•Capital expenditures between $10 million and $15 million reflecting infrastructure and technology investment.
•Up to 180 store closures to better align our current demand and sales channels.
•A net tariff impact of $20 million, based on current rates; to be fully offset by discretionary cost reductions, store optimization, and project prioritization.
•A neutral EBITDA impact and revenue reduction of $40 million to $45 million in 2025 from a pause in China-sourced shoe category; exploring more profitable re-entry strategy.

The above outlook is based on several assumptions, including, but not limited to, the macroeconomic challenges in the industry in fiscal 2025. The above outlook does not take into consideration the volatility of tariff changes or its impact on inflation or consumer demand. See “Forward-Looking Statements” for additional information.

Conference Call Details

A conference call to discuss the Company’s fiscal 2025 first quarter results is scheduled for June 5, 2025, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-9208 or (201) 493-6784 for international callers. The conference call will also be webcast live at https://investors.torrid.com. For those unable to participate, a replay of the conference call will be available approximately three hours after the conclusion of the call until June 12, 2025.

Notes

(1)Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for additional information on non-GAAP financial measures and the accompanying table for a reconciliation to the most comparable GAAP measure. The Company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA to the most directly comparable forward-looking GAAP measure because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

(2)Comparable sales for any given period are defined as the sales of Torrid’s e-Commerce operations and stores that it has included in its comparable sales base during that period. The Company includes a store in its comparable sales base after it has been open for 15 full fiscal months. If a store is closed during a fiscal year, it is only included in the computation of comparable sales for the full fiscal months in which it was open. Partial fiscal months are excluded from the computation of comparable sales. We also determine when certain store remodels and relocations are reintegrated into our comparable sales base. Comparable sales for the first quarter of fiscal year 2024 compares sales for the 13-week period ended May 4, 2024 with sales for the 13-week period ended May 6, 2023. Partial fiscal months are excluded from the computation of comparable sales. We apply current year foreign currency exchange rates to both current year and prior year comparable sales to remove the impact of foreign currency fluctuation and achieve a consistent basis for comparison. Comparable sales allow us to evaluate how our unified commerce business is performing exclusive of the effects of non-comparable sales and new store openings.

About Torrid

TORRID is a direct-to-consumer brand in North America dedicated to offering a diverse assortment of stylish apparel, intimates, and accessories skillfully designed for the curvy woman. Specializing in sizes 10 to 30, our primary focus is on providing fashionable, comfortable, and affordable options that meet the unique needs of our customers. Our extensive collection features high quality merchandise, including tops, bottoms, denim, dresses, intimates, activewear, footwear, and accessories. Our products are exclusive to us, and each product is meticulously crafted to cater to the needs of the curvy woman, empowering her to love the way she looks and feels. Our collections are artfully curated to suit all aspects of our customers’ lives, including casual weekends, work, dressy and special occasions. Understanding the importance of affordability, we aim to keep our prices reasonable without compromising on quality. This allows us to build a meaningful connection with our customers, distinguishing us from other brands that often overlook plus- and mid-size consumers. Our brand experience and product offerings establish us as a differentiated and reliable choice for plus- and mid-size customers, which we believe sets us apart in the market. We strive to be everything our customer needs in her closet, consistently delivering products that make her feel confident and stylish.

Non-GAAP Financial Measures

In addition to results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management utilizes certain non-GAAP performance measures, such as Adjusted EBITDA, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA represents GAAP net income (loss) plus interest expense less interest income, net of other expense (income), plus provision for (benefit from) income taxes, depreciation and amortization (“EBITDA”), and share-based compensation, non-cash deductions and charges, and other expenses.

We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to ongoing operating performance. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting the overall expected performance of our business and for evaluating on a quarterly and annual basis, actual results against such expectations.

Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and, as such, use it internally to report and analyze our results and as a benchmark to determine certain non-equity incentive payments made to executives.

Adjusted EBITDA has limitations as an analytical tool. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to or substitute for net income (loss), income (loss) from operations, earnings (loss) per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Forward-Looking Statements

Certain statements made in this earnings release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this earnings release are forward-looking statements. Forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning (including their negative counterparts or other various or comparable terminology).

For example, all statements we make relating to our expected first quarter of fiscal 2025, our full year fiscal 2025 performance and our plans and objectives for future operations, growth or initiatives are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected, including:
•changes in consumer spending and general economic conditions;
•the interruption of the flow of merchandise from international manufacturers, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports;
•the negative impact on interest expense as a result of high interest rates;
•inflationary pressures with respect to labor and raw materials and global supply chain constraints that could increase our expenses;
•the adverse impact of rulemaking changes implemented by the Consumer Financial Protection Bureau on our income streams, profitability and results of operations;
•our ability to identify and respond to new and changing product trends, customer preferences and other related factors;
•our dependence on a strong brand image;
•increased competition from other brands and retailers;
•our reliance on third parties to drive traffic to our website;
•the success of the shopping centers in which our stores are located;
•our ability to adapt to consumer shopping preferences and develop and maintain a relevant and reliable omni-channel experience for our customers;
•our dependence upon independent third parties for the manufacture of all of our merchandise;
•availability constraints and price volatility in the raw materials used to manufacture our products;
•our sourcing a significant amount of our products from China;
•shortages of inventory, delayed shipments to our e-Commerce customers and harm to our reputation due to difficulties or shut-down of our distribution facility;
•our reliance upon independent third-party transportation providers for substantially all of our product shipments;
•our growth strategy;
•our failure to attract and retain employees that reflect our brand image, embody our culture and possess the appropriate skill set;
•damage to our reputation arising from our use of social media, email and text messages;
•our reliance on third parties for the provision of certain services, including real estate management;
•our dependence upon key members of our executive management team;
•our reliance on information systems;
•system security risk issues that could disrupt our internal operations or information technology services;
•unauthorized disclosure of sensitive or confidential information, whether through a breach of our computer system, third-party computer systems we rely on, or otherwise;
•our failure to comply with federal and state laws and regulations and industry standards relating to privacy, data protection, advertising and consumer protection;
•payment-related risks that could increase our operating costs or subject us to potential liability;
•claims made against us resulting in litigation;
•changes in laws and regulations applicable to our business;
•regulatory actions or recalls arising from issues with product safety;
•our inability to protect our trademarks or other intellectual property rights;
•our substantial indebtedness and lease obligations;
•restrictions imposed by our indebtedness on our current and future operations;

•changes in tax laws or regulations or in our operations that may impact our effective tax rate;
•the possibility that we may recognize impairments of definite-lived assets;
•our failure to maintain adequate internal control over financial reporting; and
•the threat of war, terrorism or other catastrophes, including natural disasters, that could negatively impact our business.
The outcome of the events described in any of our forward-looking statements are also subject to risks, uncertainties and other factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2025 and in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this communication in the context of these risks and uncertainties.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the effect of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. We caution you that the important factors referenced above may not include all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the outcomes or affect us or our operations in the way we expect. The forward-looking statements included in this earnings release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except to the extent required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
Investors and others should note that we may announce material information to our investors using our investor relations website (https://investors.torrid.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our business and other issues. It is possible that the information that we post on social media could be deemed to be material information. We therefore encourage investors to visit these websites from time to time. The information contained on such websites and social media posts is not incorporated by reference into this filing. Further, our references to website URLs in this filing are intended to be inactive textual references only.

Investors
Tom Filandro
Lyn Walther
IR@torrid.com

Media
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag / Arielle Rothstein / Lyle Weston
Media@torrid.com

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	May 3, 2025	May 4, 2024
Net sales	$265,965	$279,771
Cost of goods sold	164,563	164,350
Gross profit	101,402	115,421
Selling, general and administrative expenses	70,016	76,466
Marketing expenses	15,359	12,812
Income from operations	16,027	26,143
Interest expense	8,161	9,377
Interest income, net of other (income) expense	(706)	110
Income before provision for income taxes	8,572	16,656
Provision for income taxes	2,632	4,484
Net income	$5,940	$12,172

Net earnings per share:
Basic	$0.06	$0.12
Diluted	$0.06	$0.12
Weighted average number of shares:
Basic	104,915	104,268
Diluted	106,041	105,247

Other comprehensive income (loss):
Foreign currency translation adjustment	375	(89)
Total other comprehensive income (loss)	375	(89)
Comprehensive income	$6,315	$12,083

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share data)

	May 3, 2025	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$23,693	$48,523
Restricted cash	399	399
Inventory	149,570	148,493
Prepaid expenses and other current assets	26,905	24,507
Prepaid income taxes	1,824	4,244
Total current assets	202,391	226,166
Property and equipment, net	71,521	77,669
Operating lease right-of-use assets	132,672	140,651
Deposits and other noncurrent assets	19,774	18,935
Deferred tax assets	16,620	16,620
Intangible asset	8,400	8,400
Total assets	$451,378	$488,441
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$62,146	$72,378
Accrued and other current liabilities	107,083	125,743
Operating lease liabilities	38,661	40,505
Current portion of term loan	16,144	16,144
Due to related parties	7,858	8,362
Income taxes payable	116	—
Total current liabilities	232,008	263,132
Noncurrent operating lease liabilities	125,407	134,481
Noncurrent debt, net	268,373	272,409
Deferred compensation	3,630	3,913
Other noncurrent liabilities	5,781	5,595
Total liabilities	635,199	679,530
Commitments and contingencies
Stockholders’ Deficit:
Preferred shares: $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding at May 3, 2025 and February 1, 2025	—	—
Common shares: $0.01 par value; 1,000,000,000 shares authorized; 105,000,414 and 104,859,266 shares issued and outstanding at May 3, 2025 and February 1, 2025, respectively	1,050	1,049
Additional paid-in capital	140,981	140,029
Accumulated deficit	(325,329)	(331,269)
Accumulated other comprehensive loss	(523)	(898)
Total stockholders’ deficit	(183,821)	(191,089)
Total liabilities and stockholders’ deficit	$451,378	$488,441

TORRID HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended
	May 3, 2025	May 4, 2024
OPERATING ACTIVITIES
Net income	$5,940	$12,172
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Write down of inventory	588	685
Operating right-of-use assets amortization	8,945	10,169
Depreciation and other amortization	9,774	9,639
Share-based compensation	1,469	1,658
Other	(2,806)	(590)
Changes in operating assets and liabilities:
Inventory	(1,410)	(3,431)
Prepaid expenses and other current assets	(2,398)	(4,803)
Prepaid income taxes	2,420	969
Deposits and other noncurrent assets	(877)	(1,176)
Accounts payable	(10,721)	12,911
Accrued and other current liabilities	(18,354)	3,126
Operating lease liabilities	(10,035)	(15,840)
Other noncurrent liabilities	121	(165)
Deferred compensation	(283)	(215)
Due to related parties	(504)	(810)
Income taxes payable	116	3,325
Net cash (used in) provided by operating activities	(18,015)	27,624
INVESTING ACTIVITIES
Purchases of property and equipment	(2,547)	(7,008)
Net cash used in investing activities	(2,547)	(7,008)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	50,490	62,780
Principal payments on revolving credit facility	(50,490)	(70,050)
Principal payments on term loan	(4,375)	(4,375)
Proceeds from issuances under share-based compensation plans	27	86
Withholding tax payments related to vesting of restricted stock units and awards and exercise of non qualified stock options	(326)	(300)
Net cash used in financing activities	(4,674)	(11,859)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	406	(27)
(Decrease) increase in cash, cash equivalents and restricted cash	(24,830)	8,730
Cash, cash equivalents and restricted cash at beginning of period	48,922	12,134
Cash, cash equivalents and restricted cash at end of period	$24,092	$20,864
SUPPLEMENTAL INFORMATION
Cash paid during the period for interest related to the revolving credit facility and term loan	$7,763	$9,709
Cash paid during the period for income taxes	$69	$201
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment purchases included in accounts payable and accrued liabilities	$1,521	$1,927

Non-GAAP Reconciliation
The following table provides a reconciliation of Net income to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three Months Ended
	May 3, 2025	May 4, 2024
Net income	$5,940	$12,172
Interest expense	8,161	9,377
Interest income, net of other (income) expense	(706)	110
Provision for income taxes	2,632	4,484
Depreciation and amortization(A)	9,394	9,259
Share-based compensation(B)	1,469	1,658
Noncash deductions and charges(C)	52	(58)
Other expenses(D)	186	1,225
Adjusted EBITDA	$27,128	$38,227

(A) Depreciation and amortization excludes amortization of debt issuance costs and original issue discount that are reflected in interest expense.
(B) During the three months ended May 3, 2025 and May 4, 2024, share-based compensation includes $0.2 million and $0.4 million, respectively, for awards that will be settled in cash as they are accounted for similar to awards settled in shares in accordance with ASC 718, Compensation—Stock Compensation.
(C) Noncash deductions and charges includes noncash losses on property and equipment disposals and the net impact of noncash rent expense.
(D) Other expenses include severance costs for certain key management positions, certain transaction and litigation fees, and the reimbursement of certain management expenses, primarily for travel, incurred by Sycamore on our behalf, which are not considered to be part of our core business.